UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 17, 2007

Interleukin Genetics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32715	94-3123681
(Commission File Number)	(IRS Employer Identification No.)

135 Beaver Street Waltham, MA	02452
(Address of Principal Executive Offices)	(Zip Code)

(781) 398-0700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On October 23, 2002, Interleukin Genetics, Inc. (the “Company”) entered into a note purchase agreement with Pyxis Innovations Inc. (“Pyxis”), which was subsequently amended on November 13, 2002, January 28, 2003, March 5, 2003, February 23, 2006 and August 17, 2006.  Pursuant to the note purchase agreement, as amended,  the Company has issued and sold promissory notes in an aggregate principal amount of $2,595,336 to Pyxis, $2,000,000 of which is due and payable on December 31, 2007 and the remaining $595,336 of which is due and payable on June 30, 2008.  The notes are convertible into the Company’s common stock at a conversion price of $0.6392 per share.  On December 17, 2007, pursuant to the terms of the notes, Pyxis converted the indebtedness due on December 31, 2007, representing an aggregate principal amount of $2,000,000 and accrued interest of $39,679.43, into 3,190,987 shares of the Company’s common stock.  Pyxis has previously agreed not to sell these shares of common stock prior to August 17, 2008.  These shares are subject to the registration right agreement, dated March 5, 2003, between the Company and Pyxis.

The offering of the notes, including the shares of common stock issuable upon conversion thereof, was conducted as a private placement pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder.

A copy of the Company’s press release announcing the conversion is attached as Exhibit 99.1 to this current report on Form 8-K.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d)                                 Exhibit.

99.1         Press Release dated December 19, 2007.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interleukin Genetics, Inc.
(Registrant)

Date: December 19, 2007	/s/ THOMAS R. CURRAN, JR.
Thomas R. Curran, Jr.
Interim Chief Executive Officer
(Signature)